Independent Auditors' Consent

The board and shareholders
AXP Extra Income Fund, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/s/ KPMG
KPMG LLP
Minneapolis, Minnesota
June 15,  2000